EXHIBIT 23.2

CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

March 31, 2009

Board of Directors
Global Entertainment Holdings
2375 E. Tropicana Avenue, #8-259
Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2007 in the Form S-8 of Global Entertainment Holdings, dated March 31, 2009.

/s/ Lawrence Scharfman & Co., CPA, P.C.
      Lawrence Scharfman & Co., CPA, P.C.